                                                                    EXHIBIT 12.1

                             MASTER GRAPHICS, INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                            (dollars in thousands)
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
                                                                                       Pro Forma
                                                   --------------------------------------------------------------------------------
                                                                                 Master Graphics, Inc.
                                                   --------------------------------------------------------------------------------
                                                       Year            Twelve Months           Nine Months         Three Months
                                                      Ended                Ended                  Ended                Ended
                                                   December 31,        September 30,          September 30,        September 30,
                                                       1997                1998                   1998                 1998
                                                       ----                ----                   ----                 ----
Fixed Charges:
     Interest expense                                 $ 17,280               17,280                 12,960                4,320
     Amortization of deferred loan costs                 1,145                1,145                    858                  286
     Interest factor in rents                              763                  789                    591                  199
                                                   ------------        -------------          -------------        -------------
         Total Fixed Charges                          $ 19,187               19,213                 14,409                4,805
                                                   ============        =============          =============        =============

Earnings:
     Income (loss) before income taxes and
         extraordinary items                          $ (4,137)                (304)                 1,366                1,113
     Fixed charges                                      19,187               19,213                 14,409                4,805
                                                   ------------        -------------          -------------        -------------
         Total Earnings                               $ 15,050               18,909                 15,775                5,918
                                                   ============        =============          =============        =============

Ratio of Earnings to Fixed Charges                           -                    -                    1.1                  1.2
                                                   ============        =============          =============        =============

Amount by which fixed charges
     exceeded earnings                                 $ 4,137                  304                      -                    -
                                                   ============        =============          =============        =============

                                                                                       Pro Forma
                                                   --------------------------------------------------------------------------------
                                                                                Premier Graphics, Inc.
                                                   --------------------------------------------------------------------------------
                                                       Year             Twelve Months           Nine Months         Three Months
                                                      Ended                 Ended                  Ended                Ended
                                                   December 31,         September 30,          September 30,        September 30,
                                                       1997                 1998                   1998                 1998
                                                       ----                 ----                   ----                 ----
Fixed Charges:
     Interest expense                                   15,315                15,315                 11,487                3,829
     Amortization of deferred loan costs                 1,145                 1,145                    858                  286
     Interest factor in rents                              743                   751                    564                  189
                                                   ------------         -------------          -------------        -------------
         Total Fixed Charges                            17,203                17,211                 12,909                4,304
                                                   ============         =============          =============        =============

Earnings:
     Income (loss) before income taxes and
         extraordinary items                            (2,172)                1,661                  2,839                1,604
     Fixed charges                                      17,203                17,211                 12,909                4,304
                                                   ------------         -------------          -------------        -------------
         Total Earnings                                 15,031                18,872                 15,748                5,908
                                                   ============         =============          =============        =============

Ratio of Earnings to Fixed Charges                           -                   1.1                    1.2                  1.4
                                                   ============         =============          =============        =============

Amount by which fixed charges
     exceeded earnings                                   2,172                     -                      -                    -
                                                   ============         =============          =============        =============
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